                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 18, 2005

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

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          MARYLAND                     000-50398                         20-0118736
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer Identification No.)
      of incorporation)
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                         8 SOUND SHORE DRIVE, SUITE 255
                               GREENWICH, CT 06830
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included under Item 2.03 below is incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
          OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 18, 2005, Technology Investment Capital Corp. (the "Company") entered into an uncommitted credit agreement establishing a $35 million senior secured revolving credit facility (the "Credit Facility") with Bayerische Hypo-Und
Vereinsbank, AG, New York Branch ("HVB"), as administrative agent and a lender.
A copy of the credit agreement establishing the Credit Facility is attached hereto as Exhibit 10.1. On May 19, 2005, the Company issued a press release announcing the establishment of the Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1. The material terms and conditions of the
Credit Facility are set forth below. All terms are qualified by reference to the
Credit Facility.

Borrowings under the Credit Facility may be requested in the form of either a
"Base Rate Loan" or a "LIBOR Loan" at any time prior to May 18, 2007, the termination date (the "Termination Date"). Base Rate Loans bear interest at a fluctuating rate based upon the greater of the prime rate announced from time to time by HVB or the Federal Funds Rate plus 0.5%, plus 1.75% per annum. LIBOR
Loans bear interest at the London interbank offered rate ("LIBOR") for deposits in U.S. dollars, plus 2.75% per annum for the relevant period. Interest on Base
Rate loans is payable monthly in arrears, and interest on LIBOR Loans is payable at the earlier of the end of each interest period for such loan or three months after such loan is made. The lenders advance the Company amounts under the Credit Facility in their sole and absolute discretion.

All amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on the Termination Date. The
Company is required to pay certain fees in connection with the Credit Facility.
The Company may prepay any borrowing at any time without premium or penalty, except that for borrowings pursuant to LIBOR loans the Company might be liable for certain funding breakage fees if prepayments occur prior to expiration of the relevant LIBOR interest period. The Company may also permanently reduce without premium or penalty the unused commitment amounts under the Credit
Facility.

The Credit Facility contains customary representations, warranties and covenants, including with respect to the preservation and maintenance of the
Company's corporate existence, material compliance with laws, payment of taxes and maintenance of insurance and of our properties. Further, the Credit Facility includes customary events of default, including, but not limited to, the failure to pay any interest, principal or fees when due, the failure to perform any covenant or agreement, inaccurate or false representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events and judgment defaults. During the continuation of an event of default, the Company shall pay interest at a default rate.

The Company plans to use the proceeds from the Credit Facility to invest in the debt and/or equity of technology-related companies, and for general corporate purposes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits.

                  EXHIBIT NO.             DESCRIPTION
                  -----------             -----------
                  10.1                    Credit Agreement
                  99.1                    Press release dated May 19, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2005                 TECHNOLOGY INVESTMENT CAPITAL CORP.

                                       By: /s/ Saul B. Rosenthal
                                           -------------------------------------
                                           Saul B. Rosenthal
                                           President